Exhibit 32.2

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), John Tran, Vice President, Finance and Chief Accounting Officer of Anesiva, Inc., a Delaware corporation (the “Company”) hereby certifies that, to the best of his knowledge, as follows:

The Company’s Annual Report on Form 10-K for the period ended December 31, 2008, to which this Certification is attached as Exhibit 32.2 (the “Annual Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has set his hand hereto as of this 25th day of March 2009.

ANESIVA, INC.

By:	/s/ John H. Tran
John H. Tran
VP, Finance and Chief Accounting Officer
(Principal Financial Officer)

A signed original of this written statement required by Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), has been provided to Anesiva, Inc. and will be retained by Anesiva, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Anesiva, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.